Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-53726, 333-02948, 333-57965, 333-37168, 333-106062, and 333-106064 on Form S-8, 333-65555, 333-66943, and 333-122084 on Form S-3, and 333-31618 on Form S-4, of our report dated March 16, 2007 relating to the consolidated financial statements and financial statement schedule of Caraustar Industries, Inc. and subsidiaries (the “Company”) (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption by the Company of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006 and the related recognition and related disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, on December 31, 2006), and our report dated March 16, 2007 related to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 16, 2007